PERRELLA & ASSOCIATES, P.A.
CERTIFIED PUBLIC ACCOUNTANTS
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                                                           555 S. POWERLINE ROAD
                                               POMPANO BEACH, FLORIDA 33069-3018
                                                              TELE:(954)979-5353
                                                              FAX: (954)979-6695


August 6, 2004

Securities and Exchange Commission
450 Fifth Street, N W
Washington, D C 20549


RE: Peoplesway.com, Inc
    File Ref No 000-28657

We were previously the principal accountant for Peoplesway.com, Inc and, under the date of August 20, 2003, we reported on the financial statements of Peoplesway.com, Inc as of March 31, 2003 and for the years ended March 31, 2003 and 2002. On July 19, 2004, we resigned as principal accountant for Peoplesway.com, Inc. We have read Peoplesway.com, Inc.'s statements included under Item 4 of its Form, 8-K dated July 20, 2004, and amended August 6, 2004, and we agree with such statements.

Very truly yours,

/s/ Ted L.Perella
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Ted L. Perrella, CPA
For The Firm